UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023 (June 15, 2023)

CVENT HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39709	98-1560055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor

Tysons, VA 22102

(Address of principal executive offices)

(703) 226-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CVT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Cvent Holding Corp. (the “Company”) on June 15, 2023 (the “Original Current Report”). It has come to the Company’s attention that the link to that certain Agreement and Plan of Merger, dated as of March 14, 2023 (the “Merger Agreement”), by and among the Company, Capstone Borrower, Inc., a Delaware corporation (“Parent”), and Capstone Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, included in the Original Current Report is inaccurate. The correct web link is set forth below under Exhibit 2.1 attached to this Amendment. Other than the corrected web link, there are no other changes to the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Cvent Holding Corp., Capstone Borrower, Inc. and Capstone Merger Sub, Inc., dated as of March 14, 2023 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 14, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVENT HOLDING CORP.

Date: June 21, 2023	By:	/s/ Jeannette Koonce
Name: Jeannette Koonce
Title: Secretary